UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 4, 2009
OCEANEERING INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-10945 (Commission File Number)	95-2628227 (I.R.S. Employer Identification No.)

11911 FM 529 Houston, Texas (Address of principal executive offices)	77041 (Zip Code)
Registrant’s telephone number, including area code: (713) 329-4500

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 9.01 Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
EX-10.1

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     Philip D. Gardner has resigned as Senior Vice President — Subsea Products of Oceaneering International, Inc. (the “Company”) effective August 4, 2009. In connection with Mr. Gardner’s resignation, the Company and Mr. Gardner entered into a Separation and Release Agreement (“Separation Agreement”) that provides for, among other things, a cash payment to Mr. Gardner in the amount of $200,000 and an extension of the time period within which Mr. Gardner may exercise a stock option for 7,500 shares of the Company’s common stock, which is vested, to December 26, 2009, which date is the expiration date of the Option. The terms of the Separation Agreement provide for a general release and other customary provisions. The foregoing summary of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the agreement, which is filed as Exhibit 10.1 to this report and is incorporated by reference into this item.

Item 9.01	Financial Statements and Exhibits
     Exhibits
10.1	Separation and Release Agreement dated as of August 4, 2009 between Oceaneering International, Inc. and Philip D. Gardner

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SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCEANEERING INTERNATIONAL, INC.
By:	/s/ George R. Haubenreich, Jr.
George R. Haubenreich, Jr.
Senior Vice President, General Counsel and Secretary

Date: August 6, 2009

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EXHIBIT INDEX

No.	Description

10.1	Separation and Release Agreement dated as of August 4, 2009 between Oceaneering International, Inc. and Philip D. Gardner

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